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                                                             EXHIBIT 24(b)(6)(b)


                                 THE KENT FUNDS
                                 P.O. BOX 182201
                            COLUMBUS, OHIO 43218-2201


May 1, 1997


BISYS Fund Services
   Limited Partnership
3435 Stelzer Road
Columbus, Ohio 43219
Attn:  J. David Huber

                  Re:    The Kent Funds (the "Trust")

Dear Mr. Huber:

         The Trust hereby requests, pursuant to the Distribution Agreement dated August 5, 1996 ("Agreement") between BISYS Fund Services Limited Partnership ("BISYS LP") and the Trust, that BISYS LP perform for the following newly created portfolio of the Trust the services described in the Agreement. The compensation to be paid to BISYS LP for its services is the amount set forth in
Section 2 of the Agreement.


                                    PORTFOLIO

                      The Kent Government Money Market Fund


         Please acknowledge your consent to the above by signing and returning this letter to the Trust.

                                                  Very truly yours,

                                                  THE KENT FUNDS


                                                  By:    /s/ R. Jeffrey Young
                                                     ---------------------------

                                                  Title:     Vice President
                                                        ------------------------

Agreed to and Accepted:

BISYS FUND SERVICES LIMITED
   PARTNERSHIP

By: BISYS Fund Services, Inc.,
    General Partner


By:    /s/ George O. Martinez
   --------------------------------

Title:   Senior Vice President
      -----------------------------